EXHIBIT 10.2

AMENDED NON-DISCLOSURE AND INVENTIONS AGREEMENT

This Amended Non-Disclosure and Inventions Agreement dated as of October 5, 2007 by and between Matritech, Inc., a Delaware corporation (the “Company”), and Stephen D. Chubb (the “Employee”) replaces and supersedes the original Non-Disclosure and Inventions Agreement between the parties dated December 4, 1987.

WHEREAS, the Employee is presently employed by the Company as its Chairman and Chief Executive Officer;

WHEREAS, the Employee and the Company agree that certain information regarding the Company’s product research and development, its business planning and marketing strategy, and other Company proprietary information and trade secrets relating to the products, services and business of the Company that the Employee may obtain during the course of his services for the Company should be used exclusively for the benefit of the Company;

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

1.           Term.  The term of this Agreement shall commence as of the date of this Agreement and shall terminate when the Employee shall cease to serve the Company, or any affiliate of subsidiary thereof, in the capacity of an employee, officer or director (such service is described herein as maintaining a “Business Relationship” with the Company).

2.           Proprietary Information.  For purposes of this Agreement, the term “Proprietary Information” shall mean all knowledge and information which the Employee has acquired or may acquire as a result of, or related to, his Business Relationship with the Company concerning the Company’s business, finances, operations, strategic planning, research and development activities, products, molecules, organisms, laboratory materials, prototypes, software programs, firmware, designs, systems, improvements, applications, processes, trade secrets, services, cost and pricing policies, and including, but not limited to, information relating to formulae, diagrams, schematics, notes, data, memoranda, methods, know-how, techniques, inventions, and purchasing, merchandising and selling strategies.  Notwithstanding the foregoing sentence, but subject to Section 4 hereof, such Proprietary Information does not include (i) information which is or becomes publicly available (except as may be disclosed by the Employee in violation of this Agreement), (ii) information acquired by the Employee from a third-party source other than the Company or any of its employees, consultants or shareholders, which source legally acquired such information directly from the Company, or (iii) information of a general nature and specifically information regarding the biochemical and biotechnological industries known to the Employee prior hereto or acquired by the Employee during the term hereof by reason of his other business activities, regardless of its incorporation into Proprietary Information produced by him or others for the Company hereunder.

3.           Nondisclosure Obligation.  The Employee agrees that he will not at any time, either during or after the term of this Agreement, without prior written consent of a majority of the members of the Board of Directors of the Company other than the Employee, divulge or disclose to anyone outside the Company, or appropriate for his own use or the use of any third party, any such Proprietary Information, and will not during his engagement by the Company or at any time thereafter, disclose or use or attempt to use any such Proprietary Information for his own benefit, or the benefit of any third party, or in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company.  The Employee’s obligation not to disclose information to third parties shall lapse on the fifth anniversary of the termination of this Agreement.  The Employee shall obtain from personnel, agents or other representatives employed or engaged by him to perform any work for the Company an agreement which contains the provisions of this Agreement.

The Employee further agrees not to make any notes, memoranda, drawings or models relating to any matter within the scope of the Proprietary Information at any time otherwise than for the benefit of the Company, and, either during or after the termination of the Agreement, to use or permit to be used any notes, memoranda, report, sketches, technical data, drawings or models otherwise than for the benefit of the Company.  Upon termination of his Business Relationship with the company, the Employee shall deliver all such notes, memoranda, reports, sketches, technical data, drawings and models and any other related information and all copies thereof made during the term of this Agreement to the Company at its principal executive office.  The terms and provisions of this Section 3 shall apply with equal force and effect to the Employee’s work product hereunder and to all other property of the Company.

4.           Assignment of Inventions.  It is expressly understood and agreed that any and all right or interest of the Employee in any business strategies and planning, vendor and customer lists, costs and pricing policies, designs systems, formulas, molecules, organisms, prototypes, products, trade secrets, inventions, discoveries, know-how, technical information, materials developed, or otherwise obtained by the Employee during the term of this Agreement which directly or indirectly relate to or arise out of the services rendered to the Company by the Employee or the Proprietary Information (the “Inventions”) are works for hire and are hereby assigned to the Company by the Employee and shall be the sole and exclusive property of the Company.  In addition, in consideration of this Agreement, the sale of stock of the Company to the Employee and the parties’ mutual interest in nuclear matrix proteins and the commercial applications thereof, the Employee agrees that he will work exclusively with the Company in areas relating to nuclear matrix proteins during the term of this Agreement and for a period of one year thereafter and further agrees that the term “Inventions” shall include all inventions, discoveries, know-how, technical information, improvements and other information relating to nuclear matrix proteins which prior to the date hereof, during the term of this Agreement are made, conceived (whether or not reduced to practice) or become known to the Employee.  The Employee agrees that he will promptly disclose to the Company any and all such Inventions in a manner that will enable the Company to use effectively the Inventions, and that, upon request of the Company, he will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest in the Company, to perfect copyright and patent protection with respect to, or to protect the Company’s interest in, all of its rights and interests in and to such Inventions.  The obligations of this Section 4 shall continue beyond the termination of this Agreement with respect to such Inventions and shall be binding upon his heirs, legal representatives, successors and assigns.  The Company agrees to pay all copyright and patent fees and expenses incurred by the Employee for any assistance rendered to the Company pursuant to the foregoing.

5.           Absence of Conflicting Agreements.  The Company does not desire to acquire from the Employee any trade secret, confidential know-how or confidential information that he may have acquired from others.  Accordingly, the Employee represents and warrants that he is free to divulge to the Company, without any obligation to, or violation of any right of others, any and all information, know-how, technical information, practices and techniques which the Employee will and is required to describe, demonstrate, divulge or in any other manner make known to the Company under this Agreement.  The Employee represents and warrants that he is not a party to any agreement or arrangement, whether oral or written, which would constitute a conflict of interest with this Agreement or would prevent him from carrying out his obligations to the Company under this Agreement.  The Employee agrees to exonerate, indemnify, and hold harmless the Company from and against any and all liability, loss, cost, expense, damage, claims or demands for actual or alleged violation of the rights of others in and to any trade secret, know-how or other confidential information by reason of the Company’s receipt or use of the Employee’s services or the Inventions, or otherwise connection therewith.

6.           Non-Competition Restriction.  The Employee acknowledges that he has gained or will gain extensive and valuable experience and knowledge in the business conducted by the Company and has had or will have extensive contacts with the customers, suppliers, investors, employees and/or consultants of the Company.  The Employee recognizes that it is critical to the ongoing success of the Company that it preserve its goodwill and protect its proprietary rights and its other important business interests.

During any period in which the Employee maintains a Business Relationship with the Company and for a period of one year thereafter, the Employee shall not, directly or indirectly, engage in (whether as an officer, employee, consultant, director, proprietor, agent, partner or otherwise) or have an ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business in competition with the Company or any of its subsidiaries or affiliates.

7.           Restriction on Solicitation.  During any period which the Employee renders services to the Company and for a period of one year thereafter, the Employee shall not recruit or otherwise solicit, entice and induce any employees of the Company or any of its subsidiaries or affiliates to terminate their employment with, or otherwise cease their relationship with the Company or any of its subsidiary or affiliates, in order to engage in any activity for any business, firm, corporation or any other entity that conducts research with respect to, develops, produces or manufactures any products or techniques or provides services similar to those developed, produced, manufactured or provided by the Company.

8.           General.  This Agreement constitutes the entire Agreement between the parties relative to the subject matter hereof, and supersedes all proposals or agreements, written or oral, and all other communications between parties relating to the subject matter of this Agreement, including without limitation the original Non-Disclosure and Inventions Agreement between the parties dated December 4, 1987.

No provision of this Agreement shall be waived, amended, modified, superseded, cancelled, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted.  Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way effect the validity, legality or enforceability of any other provision of this Agreement.

This Agreement and all rights hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time.  The Company may assign its rights, together with its obligations hereunder, to any affiliate or successor in connection with any consolidation, merger, sale, transfer or other disposition of all or substantially all of the Company’s business and assets.  In the event of any consolidation or merger of the Company with or into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company to another corporation, the surviving or acquiring corporation shall be entitled to the rights and benefits of the Services provided under this Agreement, and become obligated to perform all of the terms and conditions hereof.  The foregoing notwithstanding, the Company may transfer Inventions without limitation.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the Commonwealth of Massachusetts.

All notices provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery, express overnight courier service, or by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses herein set forth, or to such other address or addresses as either party may later specify by written notice to the other.

This Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original copy.

The provisions of Sections 2, 3, 4, 5, 6, 7 and 8 shall survive the termination or expiration of this Agreement as a continuing agreement of the Company and the Employee.

The Employee acknowledges that because of the nature of the business of the Company and the subject matter of this Agreement, a breach of this Agreement will cause substantial injury to the Company for which money damages will not provide an adequate remedy, and the Employee agrees that the Company shall have the right  to obtain injunctive relief, including the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Company may have.

Nothing herein contained shall be construed as prohibiting the Company or the Employee from pursuing any other remedies available to either for breach by the other under this Agreement or applicable law.

Subject to the rights of the Company and the Employee as contained in the preceding paragraph, any dispute, controversy or claim arising out of, in connection with, or in relation to this Agreement or the breach of any of the provisions hereof shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association.  Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having competent jurisdiction thereof.  The fees and expenses relating to any such arbitration shall be borne equally by the Company and the Employee.  Each party shall be responsible for his or its own legal fees in connection with any such arbitration.

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IN WITNESS WHEREOF, parties have executed this Agreement as of the day and year first above written.

MATRITECH, INC.

By:___________________________
      President

EMPLOYEE:

______________________________

______________________________
Name

______________________________
Street Address

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